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                                                                 Exhibit 10.2

                       TRUST DEPARTMENT STOCK OPTION PLAN

UNITED BANK AND TRUST COMPANY (the "Bank") and PINELLAS BANCSHARES CORP. (the "Parent Corporation") adopt the following Stock Option Plan (the "Plan") for the benefit of designated employees ("Participants") of Bank's Trust Department. Stock options granted under the Plan are referred to as "Options."

1. EFFECTIVENESS OF GRANTS OF OPTIONS. Grants of Options under this Plan shall be effective and made only if, and after, all of the 75,000 Performance Shares authorized for delivery to the Participants as Stockholders under the AGREEMENT AND PLAN OF REORGANIZATION (the "Merger Agreement") by and between Participants, Bank, Parent Corporation and Fiduciary Services Corporation have, in fact, been entirely vested in the Participants for delivery to Participants in accordance with the terms and conditions of the Merger Agreement. The definitions used in the Merger Agreement are incorporated into this Plan and shall have the same meaning herein.

2. PARTICIPANTS. The following persons are designated as Participants in the Plan:

         a.       WARD J. CURTIS, JR.
         b.       CHARLES O. LOWE
         c.       SUSAN STROUP MITTERMAYR

3. RATIO OF PARTICIPATION. The Participants shall participate in this Plan, and any Options granted under this Plan, in the following ratios:

         a.       WARD J. CURTIS, JR.,                        72%
         b.       CHARLES O. LOWE,                            18%
         c.       SUSAN STROUP MITTERMAYR                     10%

         In the event one or more of the Participants cease to be eligible to participate because employment has terminated, or for any other reason, the interest under the Plan of the remaining Participant, or Participants, shall not increase.

4.       TERM OF PLAN. This Plan shall terminate March 31, 2002.

5. OPTION SHARES. The shares of stock which are the subject of this Plan are authorized but unissued common voting shares of the Parent Corporation, $0.01 par value (the "Option Shares").

6. OPTION PRICE. The purchase price for each Option Share purchased upon exercise of an Option granted under the Plan is One Cent ($0.01) per Option Share.

7. TERM OF OPTION. Each Option granted under the Plan may only be exercised after December 31, 1999, and shall terminate and expire to the extent not exercised, or otherwise



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         terminated under this Plan, upon the earlier of midnight December 31,
         2005, or a date which is six (6) months following the date of the Participant's death.

8. PARTICIPATION TERMINATION AND VESTING. Participation in the Plan shall terminate for a Participant when that person is no longer an Employee of Bank or Parent Corporation for any reason, whether termination is with or without cause, or is voluntary or involuntary. Options for a year shall be granted as of December 31st of a year and shall be deemed to vest in a Participant who is employed by Bank or Parent Corporation on that December 31st. No Options shall be granted to, or deemed vested in, any Participant who is not employed on December 31st of the applicable year.

9. TERMINATION OF OPTION IN THE EVENT OF COMPETITION. Any unexercised Options shall terminate and expire before January 1, 2006 for each Participant who breaches his or her "Covenants Against Competition" contained in his or her Employment Agreement with Bank, whether such breach occurs during or after the Participant's employment terminates.

10. TERMINATION OF PLAN AND UNEXERCISED OPTIONS UPON OCCURRENCE OF OTHER EVENTS. The Plan and all unexercised Options shall terminate, and Bank and Parent Corporation shall have no further obligation to issue or deliver Option Shares to any Participant, in the event (i) the Trust Department permanently ceases doing business for any reason, including the sole and absolute discretion of the Bank or Parent Corporation, (ii) the Participants, or any of them, purchase the Trust Department from Bank under the First Right of Refusal Agreement provided participants under a separate agreement, or otherwise, or (iii) the Trust Department is sold after the First Right of Refusal Agreement vested in the Participants no longer applies or is not exercised by any Participant.

11.      GRANT OF OPTIONS.

         a.       Options shall not be granted for the calendar year 1995.

         b. No Options shall be granted to the extent any Performance Shares authorized to be issued under the Merger Agreement are unissued, not vested, and not earned to be issued for a particular year in accordance with the Merger Agreement.

         c. The aggregate number of Option Shares that can be Optioned by all Participants for calendar years 1996 through 1999 (subject to the priority of Performance



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                  Shares) shall be determined in accordance with the following formula:

                  i. Trust Department Net Earnings shall be determined for the calendar year in question.

                  ii. The value of each outstanding Parent Share as of the end of the calendar year (this value of Parent Shares is hereafter referred to as the Value) shall:

                           (1) be determined as if Performance Shares and Options to purchase Option Shares for the year were not outstanding (however, Performance Shares issued for a prior year, and Option Shares as to which Options have been exercised, shall be included as outstanding Shares for subsequent years' Values); and

                           (2) be based upon the independent appraisal of the Parent Corporation, prepared for the immediate prior calendar year-end, for use by the Trustees of the Parent Corporation's qualified Employee Stock Ownership Plan then in effect (hereinafter referred to as ESOP); however, if no ESOP is then in effect, the Value shall be determined by arbitration unless the Stockholders and Bank otherwise agree.

                           (3) The Trust Department Net Earnings for the calendar year for which a determination is being made shall be divided by the Value to determine the number of Performance Shares. If all available Performance Shares have been issued, Options may be granted and the number of Option Shares available for Options for the year under this Plan shall be equal to 120% of the number of Performance Shares determined by the same formula. If insufficient Performance Shares are available, the Option Shares shall be determined on a pro rata basis, in accordance with the examples that follow. If the amount of Performance Shares or Options Shares is zero or less, no Performance Shares shall be delivered, and no Options shall be issued for the year. By way of examples:

                                    (a) If the Trust Department Net Earnings for
                                        a calendar year are $100,000 and the



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                                    Value of each issued and outstanding Parent
                                    Share, exclusive of Performance Shares and Option Shares for the year, is $20.00, then the Stockholders shall be distributed 5,000 Parent Shares for the year as Performance Shares. No Options shall be granted.

                                (b) If all Performance Shares have been
                                    issued in prior years, and the Trust
                                    Department Net Earnings for a calendar year are $100,000 and the Value of each issued and outstanding Parent Share, is $20.00, then the Stockholders shall be granted Options for 6,000 Option Shares for the year. (5,000 Performance Shares times 120%)

                               (c) If 73,000 Performance Shares were issued for prior years, then the final 2,000 Performance Shares will be issued for the current year and Options for 3,600 Option Shares may be granted (60% of the potential Option Shares, since 60% of the Net Earnings is allocated to the determination of Option Shares). If all Participants are eligible for Options, the Option Shares will be granted to them in the ratios provided. But, if for example, Mr. Lowe has retired, he shall receive no Options, and the Options for 2,952 Option Shares shall be granted to the remaining Participants.

         d. Options for Option Shares, if any, for 1999 (subject to the requirement as to the priority of Performance Shares), shall be granted in accordance with the provisions of this paragraph:

                  i. If the Trust Department Net Earnings for 2000 shall be equal to, or greater than, Trust Department Net Earnings for 1999, fifty percent (50%) of the 1999 Option Shares eligible for Option to Stockholders shall be Optioned to the Stockholders on March 15, 2001.

                  ii. If the Trust Department Net Earnings for 2001 shall be equal to, or greater than, Trust Department Net Earnings for 1999, fifty percent (50%) of the 1999 Option Shares assignable for Option to Stockholders shall be Optioned to the Stockholders on March 15, 2002.



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                  iii.     If the Trust Department Net Earnings for either
                           2000 or for 2001 are less than Trust Department Net Earnings for 1999, the number of Option Shares for 1999 to be optioned to the Participants shall be based upon dividing the average Value (for the years 1999, 2000 and 2001) into the average Trust Department Net Earnings for the years 1999, 2000 and 2001. The Option Shares so determined shall be optioned to the Participants as of March 15, 2002 from the balance of the 1999 Option Shares eligible for Option to Stockholders.

         e. For purposes of determining the annual amount of Option Shares to be Optioned in the aggregate to the Participants, the Trust Department Net Earnings, shall be determined in accordance with the following:

                  i. The net "after-tax" income of the Trust Department for the year shall be calculated as if the Trust Department was operated independent of Bank, with any investment advisory subsidiary of the Parent Corporation (or Bank) operating primarily for or as part of the Trust Department as a consolidated entity for purposes of calculations.

                           (1) The Parent Corporation is negotiating for, and contemplates acquiring, an investment advisory subsidiary, as heretofore noted.

                           (2) The net after-tax income of the investment advisory subsidiary, if acquired, shall be consolidated with the net after-tax earnings of the Trust Department for purposes of determination of Trust Department Net Earnings under this Plan.

                  ii. The Trust Department Net Earnings shall be based on net after-tax earnings, as reported for financial statement purposes, and as consolidated in accordance with this Plan. Trust Department Net Earnings shall otherwise be determined by application of generally accepted accounting principles consistently applied, and shall, for each year, reflect and be reduced by loss carry-forwards from years after December 31, 1995 (losses shall not be carried back for this purpose), as incurred by the Trust Department and subsidiary included for purposes of the calculation. In making the calculation, Trust Department and investment advisory subsidiary revenues shall be charged with all accrued direct costs and also reasonable and necessary charges



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                           assessed the Trust Department or investment advisory
                           subsidiary for services and facilities provided by it, or allocated to the Trust Department or investment advisory subsidiary, including, but not limited to, Parent Corporation charges, services of independent accountants and attorneys, preparation of tax returns and reports, space, equipment, internal auditors, assigned and shared employees, fringe benefits, insurance, interest on loans and capital provided, security, utilities, appropriate income tax burden, and other services or facilities, which in good business practice, upon advice of the independent accountants of Bank and Parent Corporation, should be allocated to the Trust Department and investment advisory subsidiary included in this calculation for the determination of Trust Department Net Earnings. The decision of the independent accountants, unless patently erroneous or fraudulent, shall bind the parties.

                  iii. The total of the net after-tax earnings of the Trust Department and the investment advisory subsidiary, if any, consolidated for the year when determining Trust Department Net Income shall be reduced by the amount of the consolidated net after-tax earnings for that year used in determining the number of Parent Corporation Shares earned under any stock option plan or agreement of Parent Corporation, Bank, or any investment advisory subsidiary, for a person who is not a Stockholder. The balance of the consolidated net after-tax earnings of the Trust Department and investment advisory subsidiary are Trust Department Net Earnings for the year.

                           (1) For this purpose, "stock option" includes but is not limited to qualified or non-qualified stock options or plans, stock purchase plans, or similar plans, contracts or agreements, entitling one or more persons to acquire, or awarding one or more persons, Shares of Parent Corporation stock under arrangements and in accordance with formulas related to Trust Department Net Earnings as defined herein. Stock options include such plans or agreements whether or not the right or option to acquire Shares is immediately exercisable or vested, or thereafter terminates, is forfeited or divested, and whether or not the option is granted in connection with employment or otherwise.



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                           (2)      By way of example, assume the net after-tax
                                    earnings of the Trust Department for a year are $100,000 and the net after-tax earnings of the investment advisory subsidiary for the same year are $75,000. Assume further that of the total of $175,000 of consolidated net after-tax earnings of the Trust Department and the investment advisory subsidiary, a portion of the net after-tax earnings for the year are used in the calculation of the numbers of Shares earned under an existing or new stock option. Assume that the option has been granted to a person employed in the Trust Department who is not a Stockholder. Assume the number of Shares earned that year by the person under the stock option is based upon $25,000 of that year's net consolidated after-tax earnings, as calculated above. Assume that the Value of a Share is $25 and the person earns options to acquire 1,000 Shares, regardless of when exercisable. For purposes of computation of Option or Performance Shares, $150,000 of consolidated net after-tax earnings remain and the remainder is Trust Department Net Earnings for the year.

                  iv. The Trust Department or investment advisory subsidiary may from time-to-time purchase services or products from Bank, Parent Corporation or another subsidiary of Parent Corporation or Bank. Trust Department may also purchase investment advisory services from the investment advisory subsidiary, if any is acquired.

                  v. Affiliated purchases shall be at fair, reasonable and competitive prices.

                  vi. The Trust Department may from time-to-time elect to purchases services and products from independent sources, even though similar services or products are available from or through Parent Corporation, Bank or any subsidiary. (Purchases of Trust Department from any investment advisory subsidiary are consolidated for purposes of determining Trust Department Net Income.)

                  vii. Trust Department service and product purchasing decisions shall be in the discretion of Trust Department's senior management, consistent with the authority granted by the Board of Directors of Bank and Parent Corporation, with the objective of



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                           obtaining services and products at competitive
                           prices available consistent with the requirements of the Trust Department.

                           viii. In determining whether services and products should, at any time, or from time to time, be purchased for Trust Department from Bank, Parent Corporation, or other affiliate, or from independent third-parties, the Board of Directors of Bank and Parent Corporation shall not unreasonably withhold approval of purchases from unaffiliated third parties.

         f. Options for Option Shares based upon Earnings for a calendar year shall be effective as of December 31st of that year, and shall be granted as of that date to Participants then eligible for such Options. Options shall be evidenced by an "Option Grant Certificate" prepared by, and delivered by, Bank to each eligible Participant as of that date. The Certificate shall incorporate the terms of this Plan and shall separately state the number of Option Shares as to which it applies, the expiration date of the particular Option, the Price of the Option Shares, and the notification requirements that apply to any exercise of the Option.

         g. In no event will Options to Option Shares be granted until all Performance Shares have been earned and issued to the Participants in their capacities as former Stockholders of Fiduciary Services. In no event will the same Trust Department Net Earnings be used for the measure of Performance Shares or Option Shares.

12. OPTION EXERCISE BONUS. Bank has been advised that, upon exercise of an Option by a Participant, Bank (and Parent Corporation on a consolidated basis) will benefit from a compensation deduction (to the extent of reasonable compensation) and the Participants and Bank have been advised that the Participants will be taxed as earned income upon any value of the Option Shares purchased in excess of the Option Price. To the extent of the Parent Corporation's and Bank's tax benefit from its compensation deduction, Bank will pay a bonus to the Participant exercising the Option. By way of example, assume that a Participant exercises an option to purchase 5,000 Option Shares at a time Option Shares have a market value of $20 per share. Further assume the Bank is in a 35% top margin federal corporate income tax bracket. The Bank will receive a compensation deduction of $100,000 upon exercise of an Option. The Bank shall pay the Participant exercising the Option a bonus of $35,000.



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13.      TRANSFER.  No Option may be transferred by a Participant
         except by last will and testament, or the laws of descent and distribution, and may be exercised only by the Participant during his or her lifetime. More particularly, but without limiting the generality of the foregoing, no Option may be assigned, transferred (except as noted herein), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process on an Option, shall be null and void and without effect.

14. DEATH OF PARTICIPANT. Subject to the terms of this Agreement, in the event of a Participant's death an unexpired Option of that Participant may be exercised within the six (6) month period following death by the legal representatives of the estate of the Participant or by the person or persons to whom the Participant's rights under the Option shall pass by will or the laws of descent and distribution.

15. TOTAL OR PARTIAL EXERCISE. Options may be exercised either at one time as to the total number of the applicable Shares or from time to time as to any portion thereof.

16. RECAPITALIZATION ADJUSTMENT. Anything contained herein to the contrary notwithstanding, the number of shares subject to each of the Options contained herein shall be equitably adjusted in the event of any recapitalization, merger, reorganization, reclassification of stock, consolidation, split-up, stock dividend, or other change in the corporate structure of affecting the Corporation's common stock as presently constituted.

17. PURCHASE FOR INVESTMENT ONLY. Each Participant shall represent and agree upon the exercise of an Option, and each other person who, pursuant to this Agreement, shall exercise the Option in whole or in part shall be required to represent and agree at the time of exercise, that any and all Shares of common stock purchased pursuant to the Option will be purchased for investment and not with a view to the distribution or resale thereof.

18. REGISTRATION OF SHARES. Shares issued upon exercise of an Option shall be unregistered shares within the meaning of applicable federal and state securities laws, and neither Bank nor the Parent Corporation shall have an obligation to register such Shares or integrate them in any public offering of securities made by the Parent Corporation. If, however, at the time an Option is exercised, the Parent Corporation


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         is in the process of registering other shares of stock or securities for public distribution, the Parent Corporation may, in its discretion, defer the issuance of Shares to the Participant until the securities being registered have been distributed in accordance with the Parent Corporation's plan of distribution, or, in its discretion, include the Shares in the registration.

19. NOTICE OF EXERCISE; ISSUANCE OF CERTIFICATES. Subject to the terms and conditions of this Agreement, an Option may be exercised by written notice to the Bank. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, shall contain a representation and agreement by the person or persons so exercising the Option that such Shares are being purchased for investment and not with a view to the distribution or resale thereof, and shall be signed by the person or persons exercising the Option. The certificate or certificates representing the Shares shall be issued and delivered by the Corporation as soon as practicable after receipt of the notice and payment. Such certificate or certificates shall be registered in the name of the Participant (or the Participant's successor in interest, if the Participant is deceased), or, if the Participant shall so request in the notice exercising the Option, shall be registered in the name of the Participant and another person jointly, with right of survivorship (or as tenants by the entireties, if the person is the Participant's spouse), and shall be delivered to or on the written order of the person or persons exercising the Option. In the event the Option is being exercised by the successor in interest of the Participant, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

20. PAYMENT FOR SHARES UPON AN OPTION EXERCISE. Upon the exercise of an Option, and delivery of the notice of exercise, such notice shall be accompanied by a certified or bank cashier's check payable to the order of the Bank for the full purchase price of the Shares in respect of which the Option is being exercised.

21. NO TRUST CREATED. Nothing contained herein, and no action taken pursuant to the provisions hereof by either party hereto, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Participant, or any other person, and the Bank or the Parent Corporation.

22. NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment, or any other business relationship, in any capacity, or for any term of



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         years, nor as conferring upon the Participant the right to continue a business relationship with the Parent Corporation, in any capacity.

23. NO SHAREHOLDER RIGHTS. This Agreement does not entitle the Participant to any dividend, distribution, or any voting right, or other rights of the Parent Corporation's shareholders with respect to the Shares prior to the date the Option is exercised and the Shares are purchased.

24. AMENDMENT. This Plan may not be amended, altered or modified, except by a written instrument signed by the Bank, the Parent Corporation and the Participants, or their respective successors, and may not be otherwise terminated except as provided herein.

25. INUREMENT. This Plan shall be binding upon and inure to the benefit of the Bank, the Parent Corporation and the successors and assigns of each, and each Participant, his or her successors, heirs, executors, administrators and beneficiaries.

26. NOTICES. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Parent Corporation. The date of such mailing shall be deemed the date of notice, consent or demand. Notice sent to the Parent Corporation or Bank shall be sent to the President, and a copy thereof shall be sent to the Treasurer.

27. GOVERNING LAW. This Plan, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Florida.

28.      DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION.

         a. CLAIM. If the Optionee, or any other person, believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Bank, setting forth his or her claim. The request must be addressed to the Chairman of the Board of the Bank at its then principal place of business.

         b. CLAIM DECISION. Upon receipt of a claim, the Bank shall advise the Claimant that a reply will be forthcoming within ninety
                  (90) days and shall, in fact,



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                  deliver such reply within such period. The Bank may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

                  If the claim is denied in whole or in part, the Bank shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

                           (1)      The specific reason or reasons for such
                                    denial;

                           (2)      The specific reference to pertinent
                                    provisions of this Agreement on which such denial is based;

                           (3) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

                           (4) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

                           (5) The time limits for requesting a review under subsection c. and for review under subsection d. hereof.

         c. REQUEST FOR REVIEW. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Board of Directors review the determination of the Bank. Such request must be addressed to the Secretary of the Bank, or to the Board of Directors, at the then principal place of business of the Bank. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Bank. If the Claimant does not request a review of the Bank's determination by the Board of Directors of the Bank within such sixty (60) day period, he or she shall be barred and estopped from challenging the Bank's determination.

         d. REVIEW OF DECISION. Within sixty (60) days after the Board of Directors' receipt of a request for review, the Board will review the Bank's determination. After considering all materials presented by the Claimant, the Board will render a written opinion, written in a manner calculated to be understood by the Claimant,




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                  setting forth the specific reasons for the decision and
                  containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Board will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

29. ARBITRATION. In the event of any dispute related to this Plan between the parties, or in the event of any breach arising out of or related to this Plan, which, in either case, is not resolved by the Claims procedure, the dispute or breach shall be resolved by arbitration in accordance with the Florida Arbitration Code then pertaining. The prevailing party shall be reimbursed costs of arbitration, including reasonable attorney fees through all proceedings.


I certify the above plan was adopted by the Board of Directors of Pinellas Bank and Trust Company on ___________________,1995, as part of its approval of the Agreement and Plan of Reorganization (Forward Triangular Merger), dated July 18, 1995, to which it is an exhibit.

September 29, 1995

                                               ------------------------------
                                                 Authorized Signature

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